EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-222639 on Form F-10 and to the use of our reports dated March 29, 2019 relating to the consolidated financial statements of MAG Silver Corp. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 40-F of the Company for the year ended December 31, 2018.

/s/ Deloitte LLP

Chartered Professional Accountants

March 29, 2019

Vancouver, Canada